Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BiomX Inc. of our report dated March 30, 2022 relating to the financial statements, which appears in BiomX Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 30, 2022	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited